Exhibit 10.31

PLACEMENT AGENCY AGREEMENT

November 20, 2017

Katalyst Securities LLC

Mr. Michael A. Silverman

Managing Director

630 Third Avenue, 5th Floor

New York, New York 10017

Re:           Akoustis Technologies, Inc.

Dear Mr. Silverman:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Katalyst Securities LLC (“Katalyst”), registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), (hereinafter referred to as the “Placement Agent”), shall be engaged by Akoustis Technologies, Inc., a publicly traded Nevada corporation (hereinafter referred to as the “Company”), to act as a non-exclusive Placement Agent in connection with the private placement (the “Offering”) of the securities of the Company referred to below (the “Securities”). The initial closing of the Offering will be conditioned upon and acceptance of subscriptions for the Minimum Offering Amount (as defined below).

1.	Appointment of Placement Agent.

A.             Appointment As Non-Exclusive Agent.

(a)            On the basis of the written and documented representations and warranties of the Company provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is hereby appointed as a non-exclusive Placement Agent of the Company during the Offering Period (as defined in Section 1(b) below) to assist the Company in finding qualified subscribers for the Offering. The Placement Agent may sell the Securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and may reallow all or a portion of the Brokers’ Fees (as defined in Section 2(a), 2(b) and 2(d) below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by applicable law. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform the services hereunder diligently and in good faith and in a professional and businesslike manner and in compliance with applicable law and to use its reasonable best efforts to assist the Company in finding subscribers of the Securities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D. The Placement Agent has no obligation to purchase any of the Securities or sell any Securities. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below). The Offering will raise a minimum of gross proceeds of five hundred thousand dollars ($500,000) (the “Minimum Offering Amount”) and a maximum of gross proceeds of ten million dollars ($15,000,000) (the “Maximum Offering Amount”) through the sale of shares (“Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at the Purchase Price of $5.50 per share (the “Offering Price”) (referred to as the “Securities”). The minimum subscription is twenty-seven thousand five-hundred dollars ($27,500) (5,000 shares), provided, however, that subscriptions in lesser amounts may be accepted by the Company in its sole discretion.

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(b)            Placement of the Securities by the Placement Agent will be made on a reasonable best efforts basis. The Company agrees and acknowledges that the Placement Agent is not acting as an underwriter with respect to the Offering and the Company shall determine the purchasers in the Offering in its sole discretion The Shares will be offered by the Company to potential subscribers, which may include related parties of the Placement Agent or the Company, commencing on November 13, 2017 through December 22, 2017 (the “Initial Offering Period”), which date may be extended by the Company in its sole discretion (this additional period, if any, and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date”. The closing of the Offering may be held up to ten days after the Termination Date.

(c)            The Company shall only offer securities to and accept subscriptions from or sell Securities to, persons or entities that qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

(d)            The offering of Securities will be made by the Placement Agent on behalf of the Company solely pursuant to the Company’s standard subscription agreement and the exhibits to the Subscription Agreement (collectively, the “Subscription Agreement”), including, but not limited to, and to the extent applicable, a Registration Rights Agreement and any documents, agreements, supplements and additions thereto (collectively, the “Subscription Documents”), which at all times will be in form and substance reasonably acceptable to the Company and contain such legends and other information as the Company may, from time to time, deem necessary and desirable to be set forth therein.

(e)            With respect to the Offering, the Company shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the available Securities being offered during the Offering Period, to any prospective subscriber as set forth in Section 1(c) above and to certain institutional investors. It is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Securities or allot to any prospective subscriber less than the number of Securities that such subscriber desires to purchase. Purchases of Securities may be made by the Placement Agent and its selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company for the Offering and such purchases will be made by the Placement Agent and its selected sub-dealers and their respective officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company based solely upon the same information that is provided to the investors in the Offering.

B.             Representations, Warranties and Covenants.

(a)            The Company represents and warrants to the Placement Agent that all Subscription Documents will be materially complete and correct. The Company further represents and warrants that any projections provided by it to the Placement Agent will have been prepared in good faith and will be based upon assumptions, which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that the Placement Agent (i) will use and rely primarily on the Subscription Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized to transmit to any prospective investor the Subscription Documents and other legal documentation supplied to the Placement Agent for transmission to parties that have entered into a customary form of confidentiality agreement by or on behalf of the Company; (iii) does not assume responsibility for the accuracy or completeness of the Subscription Documents and such other information; (iv) will not make an appraisal of the Company; and (v) retains the right to continue to perform due diligence during the course of its engagement under this Agreement to the extent that it is reasonably necessary for it to perform the services contemplated hereby (it being understood that the Placement Agent will not be authorized to act as an initial purchaser or underwriter but will merely be acting as a placement agent without underwriter liability under the Securities Act of 1933).

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(b)            The Subscription Documents have been and/or will be prepared by the Company, in conformity with all materially applicable laws, and in compliance with Regulation D and/or Section 4(a)(2) of the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies the Company that the Securities are to be offered and sold (including U.S. states). The Securities will be offered and sold pursuant to the registration exemption provided by Regulation D and/or Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Securities are being offered for sale.

(c)            There is no fact which the Company has not disclosed in the Subscription Documents or which is not disclosed in the filings (the “SEC Filings”) that the Company makes with the SEC and of which the Company is aware that materially adversely affects or that could reasonably be expected to have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of the Company or (ii) ability of the Company to perform its obligations under this Agreement and the other Subscription Documents (the “Company Material Adverse Effect”).

(d)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Subscription Documents and/or the SEC Filings), has all the necessary and requisite documents and approvals from all state authorities, has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Purchase Agreement substantially in the form made part of the Subscription Documents (the “Securities Purchase Agreement”), the Registration Rights Agreement substantially in the form made part of the Subscription Documents (the “Registration Rights Agreement”), and the other agreements, if any, contemplated by the Offering (this Agreement, Securities Purchase Agreement, the Registration Rights Agreement and the other agreements contemplated hereby that the Company is required to execute and deliver are collectively referred to herein as the “Company Transaction Documents”) and subject to necessary Board and stockholder approvals, to issue, sell and deliver the Shares and the shares of Common Stock issuable upon exercise of the Brokers’ Warrant (as hereinafter defined) (the shares of Common Stock issuable upon exercise of the Brokers’ Warrant referred to as the “Brokers’ Warrant Shares”) and to make the representations in this Agreement accurate and not misleading. Prior to the First Closing, as defined under Section 3(e), each of the Company Transaction Documents and the Offering will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Company Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(e)           The Articles of Incorporation and By-laws of the Company are true, correct and complete copies of the certificate of incorporation and bylaws of the Company, as in effect on the date hereof. The Company is not: (i) in violation of its Articles of Incorporation or By-Laws; (ii) in default of any contract, indenture, mortgage, deed of trust, note, loan agreement, security agreement, lease, alliance agreement, joint venture agreement or other agreement, license, permit, consent, approval or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Company Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to the Company, the violation of which would have a Company Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over the Company and specifically naming the Company, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(f)            Immediately prior to the First Closing, the Shares, the Brokers’ Warrant and the Brokers’ Warrant Shares will have been duly authorized and, when issued and delivered against payment therefor as provided in the Company Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the Shares or Brokers’ Warrant Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Shares, Brokers’ Warrant or Brokers’ Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the exercise of the Brokers’ Warrants.

(g)           No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Company Transaction Documents, except for required filings with the SEC and the applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), and those which are required to be made after the Closing (all of which will be duly made on a timely basis).

(h)           Neither the sale of the Securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001). Each of the Company, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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(i)             The authorized capital stock of the Company as of the Closing will be set forth in the Securities Purchase Agreement. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the Company’s SEC Filings, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired. Except as set forth in the Securities Purchase Agreement and the Company’s SEC Filings, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiaries is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(j)             None of Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

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(k)            The Company is not aware of any person (other than any Issuer Covered Person or Placement Agent Covered Person (as defined below) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any the Securities. For purposes of this subsection “Placement Agent Covered Person” shall mean Katalyst Securities LLC, or any of its directors, executive officers, general partners, managing members or other officers participating in the Offering.

(l)             The Company will notify the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(m)           The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(n)           The Company acknowledges that the Placement Agent, any sub agents, legal counsel to the Company and/or their respective affiliates, principles, representatives or employees may now or hereafter own shares of the Company.

C.             Representations, Warranties and Covenants of Katalyst.

The Placement Agent hereby represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)            The Placement Agent represents that neither it, nor to its knowledge any of its Sub-Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Katalyst Covered Person” and, together, “Katalyst Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(b)            The Placement Agent will notify the Company promptly in writing of any Disqualification Event relating to any Katalyst Covered Person not previously disclosed to the Company in accordance with section 1C(a) above.

2.             Placement Agent Compensation.

(a)            In connection with the Offering, the Company will pay a cash fee (the “Broker Cash Fee”) to the Placement Agent at each Closing equal to: (i) Eight Percent (8%) of each Closing’s gross proceeds of an amount up to $3,500,000 from any sale of Securities in the Offering during the Offering Period to investors first contacted by the Placement Agent in connection with the Offering, OR (ii) Nine Percent (9%) of each Closing’s gross proceeds if gross proceeds exceed $3,500,000 from any sale of Securities in the Offering during the Term to investors first contacted by the Placement Agent in connection with the Offering. For avoidance of doubt, if the Placement Agent raises the gross proceeds as set forth above, then the Placement Agent will be entitled to receive the greater of the payout percentages of the Broker Cash Fee on all the funds raised. If there have been closing(s) with the payment of the lower payout percentage of the Broker Cash Fee, then the difference of the Broker Cash Fee due the Placement Agent will be paid at the next closing from the proceeds from the escrow account. The Broker Cash Fee shall be paid to the Placement Agent in cash by wire transfer from the escrow account established for the Offering, and as a condition to closing, simultaneous with the distribution of funds to the Company.

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(b)           Also, at each Closing, the Company will deliver to the Placement Agent (or its designees), warrants to purchase shares of the Company’s Common Stock (“Brokers’ Warrants”), equal, in the aggregate, (i) Eight Percent (8%) of each Closing’s gross proceeds of an amount up to $3,500,000 from any sale of Securities in the Offering during the Offering Period to investors first contacted by the Placement Agent in connection with the Offering, OR (ii) Nine Percent (9%) of each Closing’s gross proceeds if gross proceeds exceed $3,500,000 from any sale of Securities in the Offering during the Term to investors first contacted by the Placement Agent in connection with the Offering. For avoidance of doubt, if the Placement Agent raises the gross proceeds as set forth above, then the Placement Agent will be entitled to receive Broker’s Warrants equal to the greater of the payout percentages on all the funds raised. The exercise price will be equal to the Offering Price per share of the Company’s common stock. The Brokers’ Warrants will be issued with the closing date of the Final Closing. The Brokers’ Warrants (i) shall not be exercisable until 6 months after the date of issuance, (ii) shall have a term of five-years and 6 months, (iii) shall include customary piggyback registration rights with respect to the shares underlying the Brokers’ Warrants (it being understood and agreed that the Company shall have no obligation to register or list the Broker Warrants), and (iv) shall contain such other terms and conditions as included in any warrants issued to investors, if such investor warrants are issued. At Katalyst’s option and upon Katalyst’s written instructions to the Company, the Company shall issue all or a portion of any Brokers’ Warrants under this Agreement directly to specified Katalyst employees or its affiliates. It is agreed that Katalyst shall bear sole responsibility with respect to compliance with applicable laws and regulations related to (i) the payment of any portion of the Broker Cash Fee to an assisting broker dealer or any other person, and (ii) the issuance of the Brokers’ Warrants to persons other than Katalyst (including without limitation with regulations governing the sharing of fee-based compensation), and that the Company shall not be liable for (or to indemnify any party with respect to) any actions or proceedings related to the payment of fees or the issuance of the Brokers’ Warrants to any such persons. If at any time no registration statement including the shares underlying the Brokers’ Warrants is effective, the Company shall prepare or cause to be prepared, at its expense, any documentation reasonably requested by the Company’s transfer agent relating to the proposed transfer of such underlying shares, including but not limited to the Rule 144 comfort letter; provided, that the Company shall have no obligation with respect to any shares with respect to which the provisions of Rule 144 under the Securities Act of 1933, as amended, are not available.

(c)           To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fees will be made out of the gross proceeds from any sale of Securities sold at each Closing and the Company will issue to the Placement Agent the corresponding number of Brokers’ Warrants. All cash compensation and warrants under this Agreement shall be paid directly by the Company to and in the name provided to the Company by the Placement Agent.

(d)           Provided that an Offering is consummated during the Offering Period, the Placement Agent shall be entitled to the Broker Cash Fee and Brokers’ Warrants, calculated in the manner provided in this Section 2 with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided the Company, or to any Company Affiliate (as defined below), by either (i) investors whom the Placement Agent had Introduced (as defined below), directly or indirectly, to the Company during the Offering Period if such Subsequent Financing is consummated at any time within the three (3) month period following the earlier of expiration or termination of this Agreement or the Final Closing of the Offering, if an Offering is consummated, or (ii) investors whom the Placement Agent had Introduced, directly or indirectly, to the Company during the Offering Period and who actually participated in the Offering, if such Subsequent Financing is consummated at any time within the six (6) month period following the earlier of expiration or termination of this Agreement or the Final Closing of the Offering. Within five (5) business days of the Final Closing of the Offering, Katalyst shall provide to the Company a list of investors, in the form of an Annex A to this Agreement, who either (i) participated in the Offering or (ii) were Introduced to the Company by the Placement Agent. A “Company Affiliate” shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity. “Introduced” shall mean that the Company was made known to an investor for the first time and such investor met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering.

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3.            Subscription and Closing Procedures.

(a)            The Company shall cause to be delivered to the Placement Agent copies of the Subscription Documents and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Subscription Documents in connection with the sale of the Securities until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Subscription Documents or to use any offering materials other than those contained in the Subscription Documents in connection with the sale of the Securities, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials.

(b)            The Company shall make available to the Placement Agent and its representatives such information, including, but not limited to, financial information, and other information regarding the Company (the “Information”), as may be reasonably requested in making a reasonable investigation of the Company and its affairs. The Company shall provide access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company as shall be reasonably requested by the Placement Agent. The Company recognizes and agrees that the Placement Agent (i) will use and rely primarily on the Information and generally available information from recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(c)            Each prospective purchaser will be required to complete and execute the Subscription Documents, Anti-Money Laundering Form, Accredited Investor Certification and other documents which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof or to an address identified in the Subscription Documents.

(d)            Simultaneously with the delivery to the Placement Agent of the Subscription Documents, the subscriber’s check or other good funds will be forwarded directly by the subscriber to the escrow agent and deposited into a non interest bearing escrow account (the “Escrow Account”) established for such purpose (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the amount for Closing, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

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(e)            If subscriptions for at least the Minimum Offering Amount for Closing have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Securities sold (the “First Closing”). Thereafter, the remaining Securities will continue to be offered and sold until the earlier of the Termination Date or the date that additional subscription amounts up to the Maximum Offering amount have been collected by the Escrow Agent. Additional Closings (each a “Closing”, collectively “Closings”) may from time to time be conducted at times mutually agreed to between the Company and the Placement Agent with respect to additional Securities sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Offering Amount has been subscribed for. Delivery of payment for the accepted subscriptions for the Securities from the funds held in the Escrow Account will be made at each Closing at the Placement Agent’s offices against delivery of the Securities by the Company at the address set forth in Section 10 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts agreed upon by the parties herein, including, the blue sky counsel as of such Closing. Executed certificates for the shares of Common Stock and the Brokers’ Warrants will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the date of each Closing (“Closing Date”). The certificates will be forwarded to the subscriber directly by the stock transfer agent within ten (10) days of each Closing. At each Closing, the Company will (i) deliver irrevocable issuance instruction to its stock transfer agent for the issuance of certificates representing the shares of Common Stock being sold, and (ii) issue and deliver the applicable Brokers’ Warrants.

(f)            If Subscription Documents for the Minimum Offering Amount for a Closing have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Securities will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Securities to be promptly returned to such subscribers without interest, penalty, expense or deduction.

4.             Further Covenants.

The Company hereby covenants and agrees that:

(a)            The Company shall comply with the Act, the Exchange Act of 1934, as amended, the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s blue sky counsel has advised the Placement Agent and/or the Company that the Securities are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Securities.

(b)            The Company, at its own cost and expense, shall use reasonable best efforts to qualify the Securities for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company will make or cause to be made such applications and furnish information as may be required for such purposes, provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process.

(c)            The Company shall place a legend on the certificates representing the shares of the Common Stock and the Brokers’ Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

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(d)            The Company shall apply the net proceeds from the sale of the Securities for the purposes set forth in the Subscription Documents.

(e)            During the Offering Period, the Company shall afford each prospective purchaser of Securities the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Subscription Documents to the extent the Company possesses such information or can acquire it without unreasonable expense.

(f)             Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Common Stock and the Brokers’ Warrants and will also pay for the Company’s expenses for accounting fees, legal fees, printing costs, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Subscription Documents and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. The Company will pay at its own expense in connection with the creation, authorization, issuance, transfer and delivery of the Securities, including, without limitation, fees and expenses of any transfer agent or registrar; the fees and expenses of the Escrow Agent; all fees and expenses of legal, accounting and other advisers to the Company; the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions, payable within five (5) days of being invoiced. The Company will pay all such amounts, unless previously paid, at the First Closing, or, if there is no Closing, within ten (10) days after written request therefor following the Termination Date. In addition to any fees payable to the Placement Agent hereunder, the Company hereby agrees to promptly reimburse Katalyst for its non accountable legal counsel fees (“Placement Agent Counsel Fee”) in the amount of Ten Thousand Dollars ($10,000) provided that the Placement Agent participates in the Offering and the Company receives gross proceeds of at least $100,000 from offers and sales of securities placed by the Placement Agent under this Agreement, paid directly from the escrow account at the time of the first Closing from gross proceeds raised by the Placement Agent. If there is no Closing of the Offering that the Placement Agent participates in, then the Company agrees to pay the Placement Agent Counsel Fee within five (5) days of written request to the Company by wire transfer to the provided banking coordinates. The Placement Agent will be responsible for its own out-of-pocket expenses incurred in performing the services described herein, unless the Company agrees. This reimbursement obligation is in addition to the reimbursement of fees and expenses relating to attendance by the Placement Agent at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement. In the event the Placement Agent’s personnel must attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, the Company shall pay the Placement Agent an additional per diem payment, per person, at its customary rates, together with reimbursement of all out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by it in respect of its preparation for and participation in such proceedings. The Placement Agent’s legal counsel fees do not include the registration legal fees and expenses for the blue sky and other regulatory filings to be made in connection with the Offering(s).

(g)            On each Closing Date, the Company permits the Placement Agent to rely on any representations and warranties made by the Company to the investors and will cause its counsel to permit the Placement Agent to rely upon any opinion furnished to the investors in the Private Placement.

Placement Agency Agreement (PIPE)	Page 10

(h)            The Company will comply with all of its obligations and covenants set forth in its agreements with the investors in the Offering. If not filed on EDGAR, the Company will promptly deliver to the Placement Agent copies of any and all filings with the SEC and each amendment or supplement thereto, as well as all prospectuses and free writing prospectuses, prior to the closing of the Offering and six months thereafter. The Placement Agent is authorized on behalf of the Company to use and distribute copies of any Subscription Documents, including Company’s SEC Filings in connection with the sale of the Securities as, and to the extent, permitted by federal and applicable state securities laws. The Company acknowledges and agrees that the Placement Agent will be relying, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to them by the Company and the Company will be liable for any material misstatements or omissions contained therein.

(i)             Except with the prior written consent of the Placement Agent, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Subscription Documents (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Subscription Documents, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations in any material respect.

5.            Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder to affect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)            Each of the representations and warranties made by the Company shall be true and correct on each Closing Date.

(b)            The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing.

(c)            The Subscription Documents do not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)            No order suspending the use of the Subscription Documents or enjoining the Offering or sale of the Securities shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(e)            No holder of any of the Securities from the Offering will be subject to personal liability solely by reason of being such a holder, and except as described in the Subscription Documents, none of the Company’s shares of Common Stock and Brokers’ Warrant Shares will be subject to preemptive or similar rights of any stockholder or security holder of the Company, or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, membership units, options, warrants or other rights to acquire any securities of the Company.

(f)             There shall have been no material adverse change nor development involving a prospective change in the financial condition, operations or projects of the Company, except where such change would not have a Company Material Adverse Effect on the business activities, financial or otherwise, results of operations or prospects of the Company, taken individually or in the aggregate.

Placement Agency Agreement (PIPE)	Page 11

(g)           At each Closing, the Company shall have (i) paid to the Placement Agent the Broker Cash Fee in respect of all Securities sold at such Closing, (ii) executed and delivered to the Placement Agent the Brokers’ Warrants in respect of all Securities sold at such Closing, and (iii) paid all fees, costs and expenses as set forth in Section 4(f) hereof.

(h)           There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company, containing such legal opinions as are customarily delivered in similar transactions, dated as of the initial Closing Date.

(i)            All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Common Stock and the Brokers’ Warrants will be reasonably satisfactory in form and substance to the Placement Agent, and the Placement Agent shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(j)            If in connection with the Offering, the Placement Agent determines that they or the Company would be required to make a filing with the FINRA to enable the Placement Agent to act as agent in the Offering, the Company will do the following: The Company will reasonably cooperate with the Placement Agent with respect to all FINRA filings that the Company or the Placement Agent may be required to make and provide all information and documentation necessary to make the filings in a timely manner.

(k)           The Company agrees and understands that this Agreement in no way constitutes a guarantee that the Offering will be successful. The Company acknowledges that the Company is ultimately responsible for the successful completion of a transaction.

6.            Conditions of the Company’s Obligations.

The obligations of the Company hereunder are subject to the satisfaction of each of the following conditions:

(a)           The satisfaction or waiver of all conditions to Closing as set forth herein.

(b)           As of each Closing, each of the representations and warranties made by Placement Agent herein being true and correct as of the Closing Date for such Closing.

(c)           At each Closing, the Company shall have received the proceeds from the sale of the Securities that are part of such Closing less applicable Broker Fees and other deductions contemplated by this Agreement.

(d)           At each Closing, the Company shall have received a copy of Subscription Documents signed by investors delivered by the Placement Agent.

Placement Agency Agreement (PIPE)	Page 12

7.            Indemnification.

(a)            The Company will: (i) indemnify and hold harmless the Placement Agent, its agents and its officers, directors, employees, agents, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject (a) under the Act or otherwise, in connection with the offer and sale of the Securities and (b) as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, the Company will not be liable in any such case to the extent that any such claim, damage or liability of the Placement Agent is to have resulted from the gross negligence or willful misconduct of the Placement Agent or its officers, employees or agents. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to the Placement Agent, its dealers, sub-agents or finders. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Indemnitees are intended third party beneficiaries of this provision.

(b)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 7 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately preceding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 30 days after receipt by the indemnifying party of the request for reimbursement, (ii) the indemnifying party has not reimbursed the indemnified party within 30 days of such request for reimbursement, (iii) the indemnified party delivered written notice to the indemnifying party of its intention to settle and the failure to pay within such 30 day period, and (iv) the indemnifying party does not, within 15 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses and object to the indemnified party’s seeking to settle such Proceedings.

Placement Agency Agreement (PIPE)	Page 13

8.            Termination.

(a)           The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Subscription Documents shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Company Transaction Document or any other transaction document; (iii) there shall occur any event, within the control of the Company that is reasonably likely to materially and adversely affect the transactions contemplated hereunder or the ability of the Company to perform hereunder; or (iv) the Placement Agent determines that it is reasonably likely that any of the conditions to Closing to be fulfilled by the Company set forth herein will not, or cannot, be satisfied.

(b)           This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Placement Agent shall have failed to perform any of its material obligations hereunder or (ii) on account of the Placement Agent’s fraud, illegal or willful misconduct or gross negligence. In the event of any termination by the Company, the Placement Agent shall be entitled to receive, on the Termination Date, all unpaid Broker Fees earned or accrued through the Termination Date and reimbursement of all expenses as provided for in this Agreement, but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation for provided herein, at law or otherwise. On such Termination Date, the Company shall pay the Placement Agent’s counsels fees in connection with the Offering, as provided for herein.

(c)           This Offering may be terminated upon mutual agreement of the Company and the Placement Agent at any time prior to the expiration of the Offering Period.

(d)           Except as otherwise provided above, before any termination by the Placement Agent under Section 8(a) or by the Company under Section 8(b) shall become effective, the terminating party shall give ten (10) day prior written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have five (5) business days, or any extensions agreed to by the Parties in writing, from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(e)           Upon any termination pursuant to this Section 8, the Placement Agent and the Company will instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Securities not accepted by the Company to be promptly returned to such subscribers without interest, penalty or deduction.

Placement Agency Agreement (PIPE)	Page 14

9.            Survival.

(a)           The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 2, and 7 through 19 shall survive the sale of the Securities or any termination of the Offering hereunder.

(b)           The respective indemnities, covenants, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Placement Agent, or any of its officers or directors or any controlling person thereof, and will survive the sale of the Securities or any termination of the Offering hereunder.

10.          Notices.

All notice and other communications hereunder will be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Akoustis Technologies, Inc.
9805 Northcross Center Court, Suite H
Huntersville, North Carolina 28078
Attention: Drew Wright, General Counsel

If to Katalyst Securities LLC.	Katalyst Securities, LLC
630 Third Avenue, 5th Floor
New York, NY 10019
Attention: Michael Silverman
Managing Director

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

11.          Governing Law, Jurisdiction.

This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

Placement Agency Agreement (PIPE)	Page 15

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO the exclusive jurisdiction of finra ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEw york. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

12.          Miscellaneous.

(a)            No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

(b)            Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings, take such further action and execute such other and further documents and instruments as the other party may reasonably request in order to provide the other party with the benefits of this Agreement.

(c)            The Parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may become necessary to enter into any revisions or amendments to this Agreement, in the future to conform to any federal or state regulations as long as such revisions or amendments do not materially alter the obligations or benefits of either party under this Agreement.

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13.          Entire Agreement; Severability.

This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

14.          Counterparts.

This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

15.          Announcement of Offering.

The Placement Agent may, subsequent to the closing of the Offering, publicize their involvement with the Company, provided that the Placement Agent receives the written consent of the Company in advance, such consent not to be unreasonably withheld, for the use of the Company’s name or logo and the text of the intended publication by Placement Agent.

16.          Advice to the Board.

The Company acknowledges that any advice given by the Placement Agent to the Company is solely for benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction, including any potential Offering. The Company’s board of directors and management may consider such advice, but will also base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, the Placement Agent will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of the services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without prior written consent of the providing party. The Placement Agent does not provide accounting, tax or legal advice. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

17.          Other Investment Banking Services.

The Company acknowledges that the Placement Agent and its affiliates are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agent and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, the Company Affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agent and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Offering. The Company also acknowledges that the Placement Agent and its affiliates have no obligation to use in connection with this engagement or to furnish the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agent may have fiduciary or other relationships whereby it or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of any Offering. The Company acknowledges that the Placement Agent or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to the Placement Agent’s relationship to the Company hereunder.

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18.          Research Matters.

By entering into this Agreement or serving as a placement agent in the Offering, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

19.          Successors.

This Agreement shall inure to the benefit of and be binding upon the successors of the Placement Agent and of the Company (including any party that acquires the Company or all or substantially all of its assets or merges with the Company). Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and parties expressly referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. Each party hereto disclaims any an intention to impose any fiduciary obligation on any other party by virtue of the arrangements contemplated by this Agreement.

[Signatures on following page.]

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If the foregoing is in accordance with your understanding of the agreement among the Company and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement as provided herein, between the Company and the Placement Agent in accordance with its terms.

This Agreement contains a pre-dispute arbitration provision in Section 11.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Jeffrey B. Shealy
Chief Executive Officer

KATALYST SECURITIES LLC

By:	/s/ Michael A. Silverman
Michael A. Silverman
Managing Director

ANNEX A

Introduced Investors